Exhibit 4.5

FORM OF SPECIMEN UNIT CERTIFICATE

NUMBER
U-_____________	UNITS

SEE REVERSE FOR CERTAIN

DEFINITIONS

FLEXSHOPPER, INC.

CUSIP [●]

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE-HALF OF ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of	Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of FLEXSHOPPER, INC., a Delaware corporation (the “Company”), and one-half (1/2) of one warrant (each, a “Warrant”). Each whole Warrant entitles the holder to purchase one (1) share of Common Stock for $[●] per share (subject to adjustment).

Each Warrant will be exercisable at any time or times on or after the date of issuance and will expire unless exercised before 5:00 p.m. New York City time on the date which is five (5) years following the date of issuance. The Common Stock and Warrants comprising the Units represented by this certificate are immediately separable and will be issued separately.

The terms of the Warrants are governed by a Warrant Agreement, dated as of [●], 2018, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street Plaza, 30th Floor, New York, New York 10004 and are available to any Warrant holder on written request and without cost.

This certificate shall be governed by and construed under Delaware law. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

[FLEXSHOPPER, INC.]

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER AND TRUST COMPANY.
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED OFFICER

By

(SIGNATURE)
CHIEF EXECUTIVE OFFICER

(SEAL)

(SIGNATURE)
SECRETARY

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[REVERSE OF CERTIFICATE]

FLEXSHOPPER, INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the units, including, as applicable, the Company’s Restated Certificate of Incorporation and all amendments thereto, the Warrant Agreement and resolutions of the Company’s Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder(s) of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-                                      Custodian

                                                      (Cust)                                       (Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received                                            , hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

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Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).

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